Exhibit 99.1

Sutro Biopharma Promotes Jane Chung to President and Chief Operating Officer

SOUTH SAN FRANCISCO, Calif., November 21, 2023 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today announced the promotion of Jane Chung to President and Chief Operating Officer, a newly created role, effective December 1, 2023.

In this newly created position, Ms. Chung will be responsible for driving operational excellence, strategic growth, and overall business success at Sutro. She will lead cross-functional activities to guide company-wide strategic alignment and value creation across Sutro's R&D pipeline, product portfolio, therapeutic areas of focus and commercial strategy.

“I am pleased to promote Jane into the leadership position created to optimize business operations at Sutro, expanding her role beyond the Commercial function. As Sutro continues to secure its position as a leader in the ADC space and beyond, Jane will play an important role in our next stage of strategic growth,” said Bill Newell, Sutro’s Chief Executive Officer. “During her time at Sutro, Jane has demonstrated her invaluable strategic thinking skills and collaborative nature, making her the ideal candidate for this role. She is well-positioned to lead further value creation at Sutro.”

“I am delighted to continue working with the amazing people at Sutro and supporting the operations and growth of our business in this expanded role,” said Jane Chung. “I am inspired every day by our science, technology and team and deeply passionate about the meaningful work we do to discover and develop life-changing medicines and advance the standard of care for patients in need.”

Before joining Sutro as Chief Commercial Officer in 2021, Ms. Chung was President and General Manager of AstraZeneca Canada and previously Vice President of Immuno-Oncology of US business at AstraZeneca. Ms. Chung held diverse senior leadership roles at AstraZeneca, Onyx, Genentech and Pharmacia. She started her career in patient care as an Oncology pharmacist in New York. Ms. Chung received her B.A. from Columbia University, New York, and pharmacy degree from St. John’s University, New York.

About Sutro Biopharma

Sutro Biopharma, Inc., is a clinical-stage company relentlessly focused on the discovery and development of precisely designed cancer therapeutics, transforming what science can do for patients. Sutro’s fit-for-purpose technology, including cell-free XpressCF®, provides the opportunity for broader patient benefit and an improved patient experience. Sutro has multiple clinical stage candidates, including luveltamab tazevibulin, or luvelta, a registrational-stage folate receptor alpha (FolRα)-targeting ADC in clinical studies. A robust pipeline, coupled with high-value collaborations and industry partnerships, validates Sutro’s continuous product innovation. Sutro is headquartered in South San Francisco. For more information, follow Sutro on social media @Sutrobio, or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, trial initiation, and regulatory filings, potential benefits of luvelta and the Company’s other product candidates and platform, potential future milestone and royalty payments, the Company’s expectations about its cash runway, and potential market opportunities for luvelta and the Company’s other product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates and the Company’s ability to successfully leverage Fast Track designation, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Emily White

Sutro Biopharma

(650) 823-7681

ewhite@sutrobio.com